September 2010 Preliminary Terms No. 527 Registration Statement No. 333-156423 Dated September 17, 2010 Filed pursuant to Rule 433
S T R U C T U R E D   I N V E S T M E N T S
Opportunities in U.S. and International Equities

Buffered PLUS Based on a Basket of Indices and an Exchange-Traded Fund due November    , 2011
Buffered Performance Leveraged Upside SecuritiesSM
Buffered PLUS offer exposure to a wide variety of underlying assets and asset classes, including equities, commodities and currencies while providing some protection against negative performance of the assets.  Once the assets have decreased in value by more than a specified buffer amount, investors are exposed to the negative performance of the assets, subject to a minimum payment at maturity.  At maturity, if the assets have appreciated in value, investors will receive the stated principal amount of their investment plus 150% of the upside performance of the assets, subject to the maximum payment at maturity.  If the assets have depreciated in value and (i) if the assets have not declined by more than the specified buffer amount, the Buffered PLUS will redeem for par or (ii) if the assets have declined by more than the buffer amount, investors will lose 1% for every 1% decline beyond the specified buffer amount.  Investors may lose up to 92.5% of the stated principal amount of the Buffered PLUS.  The Buffered PLUS are senior unsecured obligations of Morgan Stanley, and all payments on the Buffered PLUS are subject to the credit risk of Morgan Stanley.
SUMMARY TERMS
Issuer:	Morgan Stanley
Maturity date:	November , 2011
Original issue price:	$10 per Buffered PLUS
Stated principal amount:	$10 per Buffered PLUS
Pricing date:	September , 2010
Original issue date:	September , 2010 (3 business days after the pricing date)
Aggregate principal amount:	$
Interest:	None
Basket:	Basket component	Bloomberg ticker symbol	Basket component weighting	Initial basket component value	Multiplier
	Philadelphia Oil Service SectorSM Index (the “OSX Index”)	OSX	50%
	Russell 2000 Index® (the “RTY Index”)	RTY	25%
	Shares of the iShares® FTSE/Xinhua China 25 Index Fund (the “FXI Shares”)	FXI	25%
	We refer to the OSX and RTY Indices, collectively, as the underlying indices, the FXI Shares as the underlying shares and, together with the underlying indices, as the basket components.
Payment at maturity (per Buffered PLUS):	▪	If the final basket value is greater than the initial basket value: $10 + the leveraged upside payment, subject to the maximum payment at maturity.
	▪	If the final basket value is less than or equal to the initial basket value but has decreased by an amount less than or equal to the buffer amount of 7.5% from the initial basket value: $10
▪
If the final basket value is less than the initial basket value and has decreased by an amount greater than the buffer amount of 7.5% from the initial basket value:
($10 x the basket performance factor) + $0.75
This amount will be less than the stated principal amount of $10.  However, under no circumstances will the payment due at maturity be less than $0.75 per Buffered PLUS.

Leveraged upside payment:	$10 x leverage factor x basket percent increase
Leverage factor:	150%
Basket percent increase:	(final basket value – initial basket value) / initial basket value
Basket performance factor:	final basket value / initial basket value
Buffer amount:	7.5%
Maximum payment at maturity:	$11.00 to $11.40 per Buffered PLUS (110% to 114% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Minimum payment at maturity:	$0.75 per Buffered PLUS (7.5% of the stated principal amount)
Initial basket value:
100, which will be equal to the sum of the products of the initial basket component values of each of the basket components, as set forth under “Basket—Initial basket component value” above, and the applicable multiplier for each of the basket components, each of which will be determined on the pricing date.

Final basket value:	The basket closing value on the valuation date.
Valuation date:	November , 2011, subject to postponement for non-trading days or non-index business days, as applicable, and certain market disruption events.
Basket closing value:
The basket closing value on any day is the sum of the products of the basket component closing values of each of the basket components and the applicable multiplier for each of the basket components on such date.

Basket component closing value:
In the case of the underlying shares, the closing price of one underlying share times the adjustment factor. In the case of each of the underlying indices, the index closing value as published by the applicable index publisher.

Multiplier:
The multiplier will be set on the pricing date based on each basket component’s respective initial basket component value so that each basket component will represent its applicable basket component weighting in the predetermined initial basket value.  Each multiplier will remain constant for the term of the Buffered PLUS.  See “Basket—Multiplier” above.

Adjustment factor:	1.0, subject to adjustment for certain corporate events affecting the underlying shares.
Listing:	The Buffered PLUS will not be listed on any securities exchange.
CUSIP:	61759G364
ISIN:	US61759G3645
Agent:	Morgan Stanley & Co. Incorporated (“MS & Co.”), a wholly-owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Commissions and Issue Price:	Price to Public	Agent’s Commissions(1)	Proceeds to Issuer
Per Buffered PLUS	$10	$0.20	$9.80
Total	$	$	$
(1)
Selected dealers, including Morgan Stanley Smith Barney LLC (an affiliate of the Agent), and their financial advisors will collectively receive from the Agent, MS & Co., a fixed sales commission of $0.20 for each Buffered PLUS they sell.  See “Supplemental information concerning plan of distribution; conflicts of interest.”  For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement for PLUS.

You should read this document together with the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Prospectus Supplement for PLUS dated December 22, 2009
Prospectus dated December 23, 2008

The Buffered PLUS are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at  www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-584-6837

FWP: MSPRB1209001

Buffered PLUS Based on a Basket of Indices and an Exchange-Traded Fund due November   , 2011
Buffered Performance Leveraged Upside SecuritiesSM

Investment Overview

Buffered Performance Leveraged Upside Securities

The Buffered PLUS Based on a Basket of Indices and an Exchange-Traded Fund due November    , 2011 (the “Buffered PLUS”) can be used:

▪	As an alternative to direct exposure to the basket that enhances returns for a certain range of positive performance of the basket

▪	To enhance returns and potentially outperform the basket in a moderately bullish scenario

▪	To achieve similar levels of upside exposure to the basket as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor

▪	To obtain a buffer against a specified level of negative performance in the basket

Maturity:	Approximately 14 months
Leverage factor:	150%
Maximum payment at maturity:	$11.00 to $11.40 per Buffered PLUS (110% to 114% of the stated principal amount)
Buffer amount:	7.5% of the initial basket value
Minimum payment at maturity:	$0.75 per Buffered PLUS (7.5% of the stated principal amount)
Basket weighting:	50% for the OSX Index, 25% for the RTY Index and 25% for the FXI Shares
Interest:	None

Basket Overview

The basket consists of the Philadelphia Oil Service SectorSM Index (“OSX Index”), the Russell 2000 Index® (“RTY Index”) and shares of the iShares® FTSE/Xinhua China 25 Index Fund (“FXI Shares”).

The Philadelphia Oil Service SectorSM Index is a price-weighted index composed of fifteen companies that provide oil drilling and production services, oil field equipment, support services and geophysical/reservoir services and was set to an initial value of 75 on December 31, 1996. The Philadelphia Oil Service SectorSM Index was developed by the predecessor to NASDAQ OMX PHLX and is calculated, maintained and published by NASDAQ OMX PHLX.

The Russell 2000® Index, which is calculated, maintained and published by Russell Investment Group, consists of 2,000 component stocks and is designed to track the performance of the small capitalization segment of the U.S. equity market.

The iShares® FTSE/Xinhua China 25 Index Fund is an exchange-traded fund managed by iShares®, a registered investment company, and seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the FTSE/Xinhua China 25 Index.

For additional information on each of the basket components, please see “Information About the Basket Components” on page 15 in these preliminary terms.

September 2010	Page 2

Buffered PLUS Based on a Basket of Indices and an Exchange-Traded Fund due November   , 2011
Buffered Performance Leveraged Upside SecuritiesSM

Basket Component Information as of September 15, 2010
	Bloomberg Ticker Symbol	Current Basket Component Level	52 Weeks Ago	52 Week High	52 Week Low
OSX Index	OSX	188.41	190.30	228.22 (on 4/23/2010)	159.12 (on 6/1/2010)
RTY Index	RTY	652.51	604.84	741.92 (on 4/23/2010)	562.40 (on 11/2/2009)
FXI Shares	FXI	$41.79	$42.29	$46.35 (on 11/16/2009)	$37.01 (on 5/20/2010)

Basket Historical Performance January 1, 2005 to September 15, 2010

The graph is calculated as if the basket had an initial value of 100 on January 1, 2005 (assuming that each basket component is weighted as described in “Basket” on the cover page) and illustrates the effect of the offset and/or correlation among the basket components during such period.  The graph does not take into account the leverage factor, the buffer amount or the maximum payment at maturity on the Buffered PLUS, nor does it attempt to show your expected return on an investment in the Buffered PLUS.  The historical performance of the basket should not be taken as an indication of its future performance.

September 2010	Page 3

Buffered PLUS Based on a Basket of Indices and an Exchange-Traded Fund due November   , 2011
Buffered Performance Leveraged Upside SecuritiesSM

Key Investment Rationale

These Buffered PLUS offer 150% leveraged upside on the positive performance of the basket, subject to a maximum payment at maturity of $11.00 to $11.40 per Buffered PLUS (110% to 114% of the stated principal amount), and offer a buffer against a decline of 7.5% in the value of the basket, providing for a minimum payment of $0.75 per Buffered PLUS at maturity.

Leveraged Performance	The Buffered PLUS offer investors an opportunity to capture enhanced returns for a certain range of positive performance relative to a direct investment in the basket.
Payment Scenario 1
The basket increases in value and, at maturity, the Buffered PLUS redeem for the stated principal amount of $10 plus 150% of the basket percent increase, subject to a maximum payment at maturity of $11.00 to $11.40 per Buffered PLUS (110% to 114% of the stated principal amount).

Payment Scenario 2	The basket declines in value by no more than 7.5% and, at maturity, the Buffered PLUS redeem for the stated principal amount of $10.
Payment Scenario 3
The basket declines in value by more than 7.5% and, at maturity, the Buffered PLUS redeem for an amount that is less than the stated principal amount by an amount proportionate to the percentage decrease of the final basket value from the initial basket value plus the buffer amount of 7.5%.  (Example: if the basket decreases in value by 35%, the Buffered PLUS will redeem for an amount that is less than the stated principal amount by 27.5%, or $7.25 per Buffered PLUS.)  The minimum payment at maturity is $0.75 per Buffered PLUS.

Summary of Selected Key Risks (see page 11)

▪	Buffered PLUS do not pay interest and 92.5% of the principal amount is at risk.

▪	Appreciation potential is limited by the maximum payment at maturity.

▪	Market price will be influenced by many unpredictable factors.

▪
The Buffered PLUS are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the Buffered PLUS.

▪	Changes in the value of one or more of the basket components may offset each other and some basket components are substantially more heavily weighted than other basket components.

▪	The price of the FXI Shares is subject to currency exchange risk.

▪	There are risks associated with investments in securities, such as the Buffered PLUS, linked to the value of Chinese equity securities.

▪	There are risks associated with investments in securities, such as the Buffered PLUS, linked to the value of the oil services sector.

▪	Investing in the Buffered PLUS is not equivalent to investing in the basket components.

▪	Adjustments to the underlying shares or to the FTSE/Xinhua China 25 Index could adversely affect the value of the Buffered PLUS.

▪	The underlying shares and the FTSE/Xinhua China 25 Index are different.

▪	The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying shares.

▪	Adjustments to the underlying indices could adversely affect the value of the Buffered PLUS.

▪	The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.

▪	The Buffered PLUS will not be listed on any securities exchange and secondary trading may be limited.

▪	The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the Buffered PLUS.

▪	Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the Buffered PLUS.

▪	The U.S. federal income tax consequences of an investment in the Buffered PLUS are uncertain.

September 2010	Page 4

Buffered PLUS Based on a Basket of Indices and an Exchange-Traded Fund due November   , 2011
Buffered Performance Leveraged Upside SecuritiesSM

Fact Sheet

The Buffered PLUS offered are senior unsecured obligations of Morgan Stanley, will pay no interest, provide a minimum payment at maturity of only 7.5% of the stated principal amount and have the terms described in the accompanying prospectus supplement for PLUS and the accompanying prospectus, as supplemented or modified by these preliminary terms.  At maturity, an investor will receive for each stated principal amount of Buffered PLUS that the investor holds an amount in cash that may be greater than, equal to or less than the stated principal amount based upon the basket closing value on the valuation date.  Under no circumstances will the payment due at maturity on the Buffered PLUS be less than $0.75 per Buffered PLUS.  The Buffered PLUS are senior notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.  All payments on the Buffered PLUS are subject to the credit risk of Morgan Stanley.

Expected Key Dates
Pricing date:	Original issue date (settlement date):	Maturity date:
September , 2010	September , 2010 (3 business days after the pricing date)	November , 2011, subject to postponement as described below
Key Terms
Issuer:	Morgan Stanley
Original issue price:	$10 per Buffered PLUS
Stated principal amount:	$10 per Buffered PLUS
Denominations:	$10 and integral multiples thereof
Interest:	None
Aggregate principal amount:	$
Basket:	Basket component	Bloomberg ticker symbol	Basket component weighting	Initial basket component value	Multiplier
	Philadelphia Oil Service SectorSM Index (the “OSX Index”)	OSX	50%
	Russell 2000 Index® (the “RTY Index”)	RTY	25%
	Shares of the iShares® FTSE/Xinhua China 25 Index Fund (the “FXI Shares”)	FXI	25%
We refer to the OSX and RTY Indices, collectively, as the underlying indices, the FXI Shares as the underlying shares and, together with the underlying indices, as the basket components.
Index publisher:	In the case of the OSX Index, The NASDAQ OMX Group, Inc. In the case of the RTY Index, Russell Investment Group.
Payment at maturity (per Buffered PLUS):	▪	If the final basket value is greater than the initial basket value: $10 + the leveraged upside payment, subject to the maximum payment at maturity.
	▪	If the final basket value is less than or equal to the initial basket value but has decreased by an amount less than or equal to the buffer amount of 7.5% from the initial basket value:
$10
	▪	If the final basket value is less than the initial basket value and has decreased by an amount greater than the buffer amount of 7.5% from the initial basket value:

($10 x the basket performance factor) + $0.75
This amount will be less than the stated principal amount of $10.  However, under no circumstances will the payment due at maturity be less than $0.75 per Buffered PLUS.

Leveraged upside payment:	$10 x leverage factor x basket percent increase
Leverage factor:	150%
Basket percent increase:	(final basket value – initial basket value) / initial basket value
Basket performance factor:	final basket value / initial basket value
Buffer amount:	7.5%
Maximum payment at maturity:	$11.00 to $11.40 per Buffered PLUS (110% to 114% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Minimum payment at maturity:	$0.75 per Buffered PLUS (7.5% of the stated principal amount)
Initial basket value:
100, which will be equal to the sum of the products of the initial basket component values of each of the basket components, as set forth under “Basket—Initial basket component value” above, and the applicable multipliers for each of the basket components, each of which will be determined on the pricing date.

Final basket value:	The basket closing value on the valuation date.
Valuation date:	November , 2011, subject to adjustment for non-trading days or non-index business days, as applicable, and certain market disruption events.
Risk factors:	Please see “Risk Factors” on page 11.

September 2010	Page 5

Buffered PLUS Based on a Basket of Indices and an Exchange-Traded Fund due November   , 2011
Buffered Performance Leveraged Upside SecuritiesSM

Basket closing value:	The basket closing value on any day is the sum of the products of the basket component closing values of each of the basket components and the applicable multipliers for each of the basket components.
Basket component closing value:
In the case of the underlying shares, the closing price of one underlying share times the adjustment factor. In the case of each of the underlying indices, the index closing value as published by the applicable index publisher.

Multiplier:
The multiplier will be set on the pricing date based on each basket component’s respective initial basket component value so that each basket component will represent its applicable basket component weighting in the predetermined initial basket value.  Each multiplier will remain constant for the term of the Buffered PLUS.  See “Basket—Multiplier” above.

Adjustment factor:	1.0, subject to adjustment for certain corporate events affecting the underlying shares.
Postponement of maturity date:
If the valuation date is postponed so that it falls less than two business days prior to the scheduled maturity date, the maturity date will be postponed to the second business day following the valuation date as postponed.

General Information
Listing:	The Buffered PLUS will not be listed on any securities exchange.
CUSIP:	61759G364
ISIN:	US61759G3645
Minimum ticketing size:	100 Buffered PLUS
Bull market or bear market Buffered PLUS:	Bull Market Buffered PLUS
Tax considerations:
Although the issuer believes that, under current law, the Buffered PLUS should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes, there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS.

Assuming this treatment of the Buffered PLUS is respected and subject to the discussion in “United States Federal Taxation” in the accompanying prospectus supplement for PLUS, the following U.S. federal income tax consequences should result based on current law:

▪	A U.S. Holder should not be required to recognize taxable income over the term of the Buffered PLUS prior to maturity, other than pursuant to a sale or exchange.
▪
Upon sale, exchange or settlement of the Buffered PLUS at maturity, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Buffered PLUS.  Subject to the discussion below concerning the potential application of the “constructive ownership” rule under Section 1260 of the Internal Revenue Code of 1986, as amended, any gain or loss recognized upon sale, exchange or settlement of a Buffered PLUS should be long-term capital gain or loss if the U.S. Holder has held the Buffered PLUS for more than one year at such time.

Because the Buffered PLUS is linked to shares of an exchange-traded fund, although the matter is not clear, there is a substantial risk that an investment in the Buffered PLUS will be treated as a “constructive ownership transaction.”  If this treatment applies, it is not clear to what extent any long-term capital gain of the U.S. Holder in respect of the Buffered PLUS will be recharacterized as ordinary income (which ordinary income would also be subject to an interest charge).  U.S. investors should read the section of the accompanying prospectus supplement for PLUS called “United States Federal Taxation – Tax Consequences to U.S. Holders – Tax Treatment of the PLUS – Possible Application of Section 1260 of the Code” for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

On December 7, 2007, the Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the Buffered PLUS.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect.

September 2010	Page 6

Buffered PLUS Based on a Basket of Indices and an Exchange-Traded Fund due November   , 2011
Buffered Performance Leveraged Upside SecuritiesSM

Both U.S. and non-U.S. investors considering an investment in the Buffered PLUS should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying prospectus supplement for PLUS and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments, the potential application of the constructive ownership regime, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Trustee:	The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A.)
Calculation agent:	MS & Co.
Use of proceeds and hedging:
The net proceeds we receive from the sale of the Buffered PLUS will be used for general corporate purposes and, in part, in connection with hedging our obligations under the Buffered PLUS through one or more of our subsidiaries.

On or prior to the pricing date, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the Buffered PLUS by taking positions in the underlying shares, in futures or options contracts on the basket components or component stocks of the FTSE/Xinhua China 25 Index listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging.  Such purchase activity could potentially increase the initial basket component values of the basket components, and, therefore, could increase the values at which the basket components must close on the valuation date before you would receive at maturity a payment that exceeds the stated principal amount of the Buffered PLUS.  For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying prospectus supplement for PLUS.

Benefit plan investor considerations:
Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Buffered PLUS.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons.  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Buffered PLUS are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the Buffered PLUS are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Buffered PLUS.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the Buffered PLUS.

Because we may be considered a party in interest with respect to many Plans, the Buffered PLUS may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the Buffered PLUS will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Buffered PLUS that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such Buffered PLUS on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar

September 2010	Page 7

Buffered PLUS Based on a Basket of Indices and an Exchange-Traded Fund due November   , 2011
Buffered Performance Leveraged Upside SecuritiesSM

Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Buffered PLUS on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

Each purchaser and holder of the Buffered PLUS has exclusive responsibility for ensuring that its purchase, holding and disposition of the Buffered PLUS do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any Buffered PLUS to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the Buffered PLUS if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets Inc., Morgan Stanley or Morgan Stanley Smith Barney LLC (“MSSB”) or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the Buffered PLUS by the account, plan or annuity.

Additional considerations:
Client accounts over which Citigroup Inc., Morgan Stanley, MSSB or any of their respective subsidiaries have investment discretion are not permitted to purchase the Buffered PLUS, either directly or indirectly.

Supplemental information concerning plan of distribution; conflicts of interest:
The agent may distribute the Buffered PLUS through MSSB, as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG.  MSSB, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley.  Selected dealers, including MSSB, and their financial advisors will collectively receive from the Agent, MS & Co., a fixed sales commission of $0.20 for each Buffered PLUS they sell.

MS & Co. is our wholly-owned subsidiary. MS & Co. will conduct this offering in compliance with the requirements of NASD Rule 2720 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest.  MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.  See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying prospectus supplement for PLUS.

Contact:
Morgan Stanley Smith Barney clients may contact their local Morgan Stanley Smith Barney branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

This offering summary represents a summary of the terms and conditions of the Buffered PLUS.  We encourage you to read the accompanying prospectus supplement for PLUS and prospectus related to this offering, which can be accessed via the hyperlinks on the front page of this document.

September 2010	Page 8

Buffered PLUS Based on a Basket of Indices and an Exchange-Traded Fund due November   , 2011
Buffered Performance Leveraged Upside SecuritiesSM

How the Buffered PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Buffered PLUS based on the following terms:

Stated principal amount:	$10 per Buffered PLUS
Leverage factor:	150%
Buffer amount:	7.5% of the initial basket value
Hypothetical maximum payment at maturity:	$11.20 per Buffered PLUS (112% of the stated principal amount)
Minimum payment at maturity:	$0.75 per Buffered PLUS

Buffered PLUS Payoff Diagram

How it works
▪
If the final basket value is greater than the initial basket value, investors will receive the $10 stated principal amount plus 150% of the appreciation of the basket over the term of the Buffered PLUS, subject to the maximum payment at maturity.  In the payoff diagram, investors will realize the hypothetical maximum payment at maturity at a final basket value of 108% of the initial basket value.

▪
If the final basket value is less than or equal to the initial basket value but has declined by an amount less than or equal to the buffer amount of 7.5% from the initial basket value, investors will receive the stated principal amount of $10 per Buffered PLUS.

▪
If the final basket value has declined by an amount greater than the buffer amount of 7.5% from the initial basket value, investors will receive an amount that is less than the stated principal amount by an amount proportionate to the percentage decrease of the final basket value from the initial basket value plus the buffer amount of 7.5%.  The minimum payment at maturity is $0.75 per Buffered PLUS.

▪	For example, if the basket depreciates 50%, investors will lose 42.5% of their principal and receive only $5.75 per Buffered PLUS at maturity, or 57.5% of the stated principal amount.

September 2010	Page 9

Buffered PLUS Based on a Basket of Indices and an Exchange-Traded Fund due November   , 2011
Buffered Performance Leveraged Upside SecuritiesSM

Payment at Maturity

At maturity, investors will receive for each $10 stated principal amount of Buffered PLUS that they hold an amount in cash based upon the basket closing value on the valuation date, as determined as follows:

If the final basket value is greater than the initial basket value:

$10    +    leveraged upside payment, subject to the maximum payment at maturity

If the final basket value is less than or equal to the initial basket value but has declined by an amount that is less than or equal to the buffer amount of 7.5% from the initial basket value:

the stated principal amount of $10

If the final basket value is less than the initial basket value and has declined by an amount that is greater than the buffer amount of 7.5% from the initial basket value:

($10    x   basket performance factor)    +    $0.75

Because in this case the basket performance factor will be less than 0.925, the payment at maturity for each Buffered PLUS will be less than the stated principal amount of $10.

Under no circumstances will the payment due at maturity be less than $0.75 per Buffered PLUS.

September 2010	Page 10

Buffered PLUS Based on a Basket of Indices and an Exchange-Traded Fund due November   , 2011
Buffered Performance Leveraged Upside SecuritiesSM

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Buffered PLUS.  For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement for PLUS and prospectus.  You should also consult with your investment, legal, tax, accounting and other advisers before you invest in the Buffered PLUS.

▪
Buffered PLUS do not pay interest and provide a minimum payment at maturity of only 7.5% of your principal.  The terms of the Buffered PLUS differ from those of ordinary debt securities in that the Buffered PLUS do not pay interest, and provide a minimum payment at maturity of only 7.5% of the stated principal amount of the Buffered PLUS, subject to the credit risk of Morgan Stanley.  If the final basket value is less than 92.5% of the initial basket value, you will receive for each Buffered PLUS that you hold a payment at maturity that is less than the stated principal amount of each Buffered PLUS by an amount proportionate to the percentage decrease of the final basket value from the initial basket value plus the buffer amount of 7.5%.

▪
Appreciation potential is limited by the maximum payment at maturity.  The appreciation potential of the Buffered PLUS is limited by the maximum payment at maturity of $11.00 to $11.40 (or 110% to 114% of the stated principal amount).  The actual maximum payment at maturity will be determined on the pricing date.  Although the leverage factor provides 150% exposure to any increase in the value of the basket on the valuation date, because the payment at maturity will be limited to 110% to 114% of the stated principal amount of the Buffered PLUS, any increase in the final basket value over the initial basket value by more than approximately 6.667% to approximately 9.333% of the initial basket value will not further increase the return on the Buffered PLUS.

▪
Market price will be influenced by many unpredictable factors.  Several factors will influence the value of the Buffered PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Buffered PLUS in the secondary market, including: the value, volatility and dividend yield of the basket components, interest and yield rates in the market, time remaining to maturity, geopolitical conditions and economic, financial, political and regulatory or judicial events and any actual or anticipated changes to our credit ratings or credit spreads.  You may receive less, and possibly significantly less, than the stated principal amount per Buffered PLUS if you try to sell your Buffered PLUS prior to maturity.

▪
The Buffered PLUS are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the Buffered PLUS.  You are dependent on Morgan Stanley’s ability to pay all amounts due on the Buffered PLUS at maturity and therefore you are subject to the credit risk of Morgan Stanley.  If Morgan Stanley defaults on its obligations under the Buffered PLUS, your investment would be at risk and you could lose some or all of your investment.  As a result, the market value of the Buffered PLUS prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness.  Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the Buffered PLUS.

▪
Changes in the value of one or more of the basket components may offset each other and some basket components are substantially more heavily weighted than other basket components.  Value movements in the basket components may not correlate with each other.  At a time when the value of one basket component increases in value, the value of the other basket components may not increase as much, or may even decline in value.  Therefore, in calculating the basket components’ performance on the valuation date, an increase in the value of one basket component may be moderated, or wholly offset, by lesser increases or declines in the value of other basket components.  Decreases in the value of a more heavily weighted basket component, such as the OSX Index with a 50% weighting, could moderate or wholly offset increases in the values of the less heavily weighted basket components.

▪
The price of the FXI Shares is subject to currency exchange risk. Because the price of the underlying shares is related to the U.S. dollar value of stocks underlying the FTSE/Xinhua China 25 Index, holders of the securities will be exposed to currency exchange rate risk with respect to the Hong Kong dollar, which is the currency in which the component securities trade.  An investor’s net exposure will depend on the extent to which the Hong Kong dollar strengthens or weakens against the U.S. dollar.  If the U.S. dollar strengthens against the Hong Kong dollar, the price of the underlying shares will be adversely affected and the payment at maturity on the securities may be reduced.

The Hong Kong dollar is freely convertible into other currencies (including the U.S. dollar). From October 1983 to May 2005, Hong Kong maintained a fixed rate system which fixed the rate of exchange to HK$7.80 per US$1.00. The central element in the arrangements that gave effect to this link was an agreement between the Hong Kong Government (through the Hong Kong Monetary Authority, or HKMA) and the three Hong Kong banks that were authorized to issue Hong Kong currency in the form of banknotes. In May 2005, the HKMA broadened the link from the original rate of HK$7.80 per

September 2010	Page 11

Buffered PLUS Based on a Basket of Indices and an Exchange-Traded Fund due November   , 2011
Buffered Performance Leveraged Upside SecuritiesSM

US$1.00 to a rate range of HK$7.75 to K$7.85 per US$1.00. Pursuant to two convertibility undertakings, the HKMA undertakes to buy U.S. dollars from licensed banks at the rate of HK$7.75 per US$1.00 if the market exchange rate for Hong Kong dollars is higher than such rate and to sell U.S. dollars at HK$7.85 per US$1.00 if the market exchange rate for Hong Kong dollars is lower than such rate. If the market exchange rate is between HK$7.75 and HK$7.85 per US$1.00, the HKMA may choose to conduct market operations with the aim of promoting the smooth functioning of the money market and the foreign exchange market. Although the market exchange rate of the Hong Kong dollar against the U.S. dollar continues to be influenced by the forces of supply and demand in the foreign exchange market, the rate has not deviated significantly from the level of HK$7.80 per US$1.00. No assurance can be given that the Hong Kong government will maintain the link at HK$7.75 to HK$7.85 per US$1.00 or at all.

▪
There are risks associated with investments in securities, such as the Buffered PLUS, linked to the value of Chinese equity securities.  The stocks included in the FTSE/Xinhua China 25 Index and that are generally tracked by the underlying shares have been issued by companies incorporated in the People’s Republic of China and/or owned by the Chinese government.  Investments in securities linked to the value of emerging markets equity securities, such as the underlying shares, involve risks associated with the securities markets in those countries, including the People’s Republic of China, and these risks include risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies.  Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

The prices of securities in emerging markets, such as the stocks constituting the underlying shares, may be affected by political, economic, financial and social factors in those countries, including the People’s Republic of China, or the global region, including changes in government, economic and fiscal policies and currency exchange laws.  Countries with emerging markets, such as the People’s Republic of China, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. In addition, the Chinese economy may be highly vulnerable to changes in local or global trade conditions, and may suffer from a risk in the Chinese government’s debt burden. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.  Moreover, the Chinese economy may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, labor conditions and self-sufficiency.

▪
There are risks associated with investments in securities, such as the Buffered PLUS, linked to the value of the oil services sector.  All of the companies included in the Philadelphia Oil Service Sector Index operate in the oil service sector.  The Philadelphia Oil Service Sector Index is subject to increased volatility as it tracks solely the oil service industry and is highly susceptible to adverse economic market, political or regulatory occurrences affecting that industry.

The oil services sector is significantly affected by changes in general economic or business conditions, including most significantly by the supply and demand for oil.  Prices and trends in the oil services sector are also affected by the supply and demand for rigs, the age and maintenance costs of rigs, governmental regulations concerning deepwater drilling and oil exploration generally, the prevalence of renewable energy and any governmental regulations affecting renewable energy, as well as terrorism and political turbulence in oil rich regions and industrial accidents.    For example, on April 20, 2010, a fire and explosion occurred onboard the semisubmersible drilling rig Deepwater Horizon, owned by Transocean Ltd. and under contract to a subsidiary of BP plc, leading to the uncontrolled oil spill currently affecting the Gulf of Mexico.  Transocean Ltd. is one of the largest components of the index, with a current weighting of over 10% in the index.  The economic impact of this incident on Transocean Ltd. and on the sector as a whole is likely to be significantly adverse.  In addition, in response to this incident, the Minerals Management Service (now known as the Bureau of Ocean Energy Management, Regulation and Enforcement, or “BOE”) of the U.S. Department of the Interior issued a notice on May 30, 2010 implementing a six-month moratorium on certain drilling activities in the U.S. Gulf of Mexico.  The BOE is expected to issue new safety and environmental guidelines or regulations for drilling in the U.S. Gulf of Mexico, and potentially in other geographic regions, and may take other steps that could increase the costs of exploration and production, reduce the area of operations and result in permitting delays.  This incident could also result in drilling suspensions or other regulatory initiatives in other areas of the U.S. and abroad.  A prolonged suspension of drilling activity in the U.S. Gulf of Mexico and other areas, new regulations and increased liability for companies operating in this sector could adversely affect the value of several, or all, of the component securities of the index.  Accordingly, these developments could adversely affect the value of the index and, in turn, the value of the securities.  Any of these factors could adversely affect the value of the Philadelphia Oil Service Sector Index and the securities.

September 2010	Page 12

Buffered PLUS Based on a Basket of Indices and an Exchange-Traded Fund due November   , 2011
Buffered Performance Leveraged Upside SecuritiesSM

▪
Investing in the Buffered PLUS is not equivalent to investing in the basket components.  Investing in the Buffered PLUS is not equivalent to investing directly in the basket components or any of the component stocks of the FTSE/Xinhua China 25 Index, the OSX Index or the RTY Index.  Investors in the Buffered PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or any of the component stocks of the FTSE/Xinhua China 25 Index, OSX Index or RTY Index.

▪
Adjustments to the underlying shares or to the FTSE/Xinhua China 25 Index could adversely affect the value of the Buffered PLUS.  The investment adviser to the iShares® FTSE/Xinhua China 25 Index Fund, BlackRock Fund Advisors (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the FTSE/Xinhua China 25 Index.  Pursuant to its investment strategy or otherwise, the Investment Advisor may add, delete or substitute the stocks composing the iShares® FTSE/Xinhua China 25 Index Fund.  Any of these actions could adversely affect the price of the underlying shares and, consequently, the value of the securities.  FTSE Xinhua Index Limited (“FXI”) is responsible for calculating and maintaining the FTSE/Xinhua China 25 Index.  FXI may add, delete or substitute the stocks constituting the FTSE/Xinhua China 25 Index or make other methodological changes that could change the value of the FTSE/Xinhua China 25 Index.  FXI may discontinue or suspend calculation or publication of the FTSE/Xinhua China 25 Index at any time.  In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued FTSE/Xinhua China 25 Index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.  Any of these actions could adversely affect the values of any of the underlying shares and, consequently, the value of the Buffered PLUS.

▪
The underlying shares and the FTSE/Xinhua China 25 Index are different. The performance of the underlying shares may not exactly replicate the performance of the FTSE/Xinhua China 25 Index because the iShares® FTSE/Xinhua China 25 Index Fund will reflect transaction costs and fees that are not included in the calculation of the FTSE/Xinhua China 25 Index.  It is also possible that the iShares® FTSE/Xinhua China 25 Index Fund may not fully replicate or may in certain circumstances diverge significantly from the performance of the FTSE/Xinhua China 25 Index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in this fund, differences in trading hours between the iShares® FTSE/Xinhua China 25 Index Fund and the FTSE/Xinhua China 25 Index or due to other circumstances.  The Investment Adviser may invest up to 10% of the iShares® FTSE/Xinhua China 25 Index Fund’s assets in securities not included in the FTSE/Xinhua China 25 Index, and in futures contracts, options on futures contracts, options and swaps as well as cash and cash equivalents, including shares of other iShares® funds.

▪
The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying shares.  MS & Co., as calculation agent, will adjust the adjustment factor for certain corporate events affecting the underlying shares.  However, the calculation agent will not make an adjustment for every corporate event that could affect the underlying shares.  If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the Buffered PLUS may be materially and adversely affected.

▪
Adjustments to the underlying indices could adversely affect the value of the Buffered PLUS.  The publisher of any of the underlying indices can add, delete or substitute the stocks underlying such index, and can make other methodological changes that could change the value of such underlying index.  Any of these actions could adversely affect the value of the Buffered PLUS.  In addition, any of the index publishers may discontinue or suspend calculation or publication of any of the indices at any time.  In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index for such index that is comparable to the discontinued index and is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates.  If MS & Co. determines that there is no appropriate successor index for such index, the payment at maturity on the Buffered PLUS will be an amount based on the closing prices on the valuation date of the securities constituting such underlying index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating such underlying index last in effect prior to discontinuance of such index.

▪
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.  Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase Buffered PLUS at any time in secondary market transactions will likely be significantly lower than the original issue price, since secondary market prices are likely to exclude commissions paid with respect to the Buffered PLUS and the cost of hedging our obligations under the Buffered PLUS that are included in the original issue price.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  These secondary market prices are also likely to be reduced by the costs of unwinding the related hedging transactions.  Our subsidiaries may realize a profit from the expected hedging activity even if investors do not receive a favorable investment return under the terms of the Buffered

September 2010	Page 13

Buffered PLUS Based on a Basket of Indices and an Exchange-Traded Fund due November   , 2011
Buffered Performance Leveraged Upside SecuritiesSM

PLUS or in any secondary market transaction.  In addition, any secondary market prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

▪
The Buffered PLUS will not be listed on any securities exchange and secondary trading may be limited.  The Buffered PLUS will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the Buffered PLUS.  MS & Co. may, but is not obligated to, make a market in the Buffered PLUS.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Buffered PLUS easily.  Because we do not expect that other broker dealers will participate significantly in the secondary market for the Buffered PLUS, the price at which you may be able to trade your Buffered PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If, at any time, MS & Co. were not to make a market in the Buffered PLUS, it is likely that there would be no secondary market for the Buffered PLUS.  Accordingly, you should be willing to hold your Buffered PLUS to maturity.

▪
The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the Buffered PLUS.  As calculation agent, MS & Co. will determine the initial basket component values, the multipliers and the final basket value, and will calculate the basket percent increase or the basket performance factor, as applicable, and the amount of cash you will receive at maturity.  Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the basket component closing value in the event of a discontinuance of the relevant basket component, may adversely affect the payout to you at maturity.

▪
Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the Buffered PLUS.  One or more of our subsidiaries expect to carry out hedging activities related to the Buffered PLUS (and to other instruments linked to the basket components or component stocks of the OSX Index, RTY Index or FTSE/Xinhua China 25 Index, including trading in the underlying shares or the stocks that constitute the OSX Index, RTY Index or FTSE/Xinhua China 25 Index as well as in other instruments related to the basket components.  Some of our subsidiaries also trade the underlying shares or the stocks that constitute the OSX Index, RTY Index or FTSE/Xinhua China 25 Index and other financial instruments related to the basket components on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial basket component values of the basket components and, therefore, could increase the value at which the basket components must close on the valuation date before an investor receives a payment at maturity that exceeds the stated principal amount of the Buffered PLUS.  Additionally, such hedging or trading activities during the term of the Buffered PLUS, including on the valuation date, could adversely affect the value of the basket components on the valuation date and, accordingly, the amount of cash an investor will receive at maturity.

▪
The U.S. federal income tax consequences of an investment in the Buffered PLUS are uncertain.  Please read the discussion under “Fact Sheet ― General Information ― Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying prospectus supplement for PLUS (together the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the Buffered PLUS.  As discussed in the Tax Disclosure Sections, there is a substantial risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder might be recharacterized as ordinary income (which ordinary income would also be subject to an interest charge). In addition, if the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the Buffered PLUS might differ significantly from the tax treatment described in the Tax Disclosure Sections.  For example, under one treatment, U.S. Holders could be required to accrue original issue discount on the Buffered PLUS every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the Buffered PLUS as ordinary income.  The risk that buffered securities would be recharacterized, for U.S. federal income tax purposes, as debt instruments giving rise to ordinary income, rather than as an open transaction, is higher than with other equity-linked securities that do not provide for the return of principal.  The issuer does not plan to request a ruling from the IRS regarding the tax treatment of the Buffered PLUS, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.  On December 7, 2007, the Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the Buffered PLUS.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could

September 2010	Page 14

Buffered PLUS Based on a Basket of Indices and an Exchange-Traded Fund due November   , 2011
Buffered Performance Leveraged Upside SecuritiesSM

materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect.  Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments, the potential application of the constructive ownership regime, the issues presented by this notice and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

September 2010	Page 15

Buffered PLUS Based on a Basket of Indices and an Exchange-Traded Fund due November   , 2011
Buffered Performance Leveraged Upside SecuritiesSM

Information About the Basket Components

The Philadelphia Oil Service SectorSM Index.  The Philadelphia Oil Service SectorSM Index is a price-weighted index composed of fifteen companies that provide oil drilling and production services, oil field equipment, support services and geophysical/reservoir services.  The Philadelphia Oil Service SectorSM Index was set to an initial value of 75 on December 31, 1996. The Philadelphia Oil Service SectorSM Index was developed by the predecessor to NASDAQ OMX PHLX and is calculated, maintained and published by NASDAQ OMX PHLX.  For additional information about the Philadelphia Oil Service SectorSM Index, see “Annex A—Underlying Indices and Underlying Index Publishers Information—PHLX Oil Service SectorSM Index” in the accompanying prospectus supplement for PLUS.

The Russell 2000® Index.  The Russell 2000® Index, which is calculated, maintained and published by Russell Investment Group (formerly, Frank Russell Company), consists of 2,000 component stocks and is designed to track the performance of the small capitalization segment of the U.S. equity market.  The Russell 2000® Index is described in “Annex A—Underlying Indices and Underlying Index Publishers Information—Russell 2000® Index” in the accompanying prospectus supplement for PLUS.

The iShares® FTSE/Xinhua China 25 Index Fund.  The iShares® FTSE/Xinhua China 25 Index Fund is an exchange-traded fund managed by iShares®, a registered investment company.  iShares® consists of numerous separate investment portfolios, including the iShares® FTSE/Xinhua China 25 Index Fund.  BlackRock Fund Advisors (“BFA”) is the investment adviser to the fund.  The fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the FTSE/Xinhua China 25 Index.  The fund’s investment objective and the underlying index may be changed without shareholder approval.  Shares of the fund trade on NYSE Arca, Inc. under the ticker symbol FXI.  The fund is registered as part of the iShares® Trust, a registered investment company.  Information provided to or filed with the Commission by iShares® pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We make no representation or warranty as to the accuracy or completeness of such information.

License Agreement between The NASDAQ OMX Group, Inc. and MS & Co.  ““Nasdaq®,” “OMX®,” “Philadelphia Oil Service SectorSM” and “OSXSM” are registered trademarks or service marks of The NASDAQ OMX Group, Inc. (which with its affiliates is referred to as the “Corporations”) and have been licensed for use by Morgan Stanley & Co. Incorporated and its affiliates. See “Annex A—Underlying Indices and Underlying Index Publishers Information— PHLX Oil Service SectorSM Index —License Agreement between the NASDAQ OMX Group, Inc. and MS & Co.” in the accompanying prospectus supplement for PLUS.

License Agreement between Russell Investment Group and Morgan Stanley.  The “Russell 2000® Index” is a trademark of Russell Investments and has been licensed for use by Morgan Stanley. See “Annex A—Underlying Indices and Underlying Index Publishers Information—Russell 2000® Index—License Agreement between Russell Investment Group and Morgan Stanley” in the accompanying prospectus supplement for PLUS.

These preliminary terms relate only to the Buffered PLUS offered hereby and do not relate to the underlying shares.  We have derived all disclosures contained in these preliminary terms regarding iShares Trust and iShares from the publicly available documents described in the preceding paragraphs under the headings “The iShares® FTSE/Xinhua China 25 Index Fund.”  In connection with the offering of the Buffered PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares Trust, iShares or any of the underlying shares.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares Trust, iShares or any of the underlying shares is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraphs under the headings “The iShares® FTSE/Xinhua China 25 Index Fund”) that would affect the trading price of the underlying shares (and therefore the price of the underlying shares at the time we price the Buffered PLUS) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares Trust, iShares or any of the underlying shares could affect the value received at maturity with respect to the Buffered PLUS and therefore the trading prices of the Buffered PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlying shares.

September 2010	Page 16

Buffered PLUS Based on a Basket of Indices and an Exchange-Traded Fund due November   , 2011
Buffered Performance Leveraged Upside SecuritiesSM

We and/or our affiliates may presently or from time to time engage in business with iShares Trust or iShares.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares Trust or iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the underlying shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the Buffered PLUS under the securities laws.  As a prospective purchaser of the Buffered PLUS, you should undertake an independent investigation of iShares Trust and iShares as in your judgment is appropriate to make an informed decision with respect to an investment in the underlying shares.

iShares® is a registered mark of BlackRock Institutional Trust Company, N.A. (“BTC”). The Buffered PLUS are not sponsored, endorsed, sold, or promoted by BTC.  BTC makes no representations or warranties to the owners of the Buffered PLUS or any member of the public regarding the advisability of investing in the Buffered PLUS.  BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the Buffered PLUS.

The FTSE/Xinhua China 25 Index. The FTSE/Xinhua China 25 Index is a stock index calculated, published and disseminated by FXI, a joint venture of FTSE International Limited and Xinhua Financial Network Limited, and is designed to represent the performance of the mainland Chinese market that is available to international investors and includes companies that trade on the Hong Kong Stock Exchange (the “HKSE”).  The FTSE/Xinhua China 25 Index is described under the heading “Annex A—Underlying Indices and Underlying Index Publishers Information—FTSE/Xinhua China 25 Index” in the accompanying prospectus supplement for PLUS.

September 2010	Page 17

Buffered PLUS Based on a Basket of Indices and an Exchange-Traded Fund due November   , 2011
Buffered Performance Leveraged Upside SecuritiesSM

Historical Information

The following tables set forth the published high and low closing prices and closing values, as applicable, as well as end-of-quarter closing prices and closing values, for each of the basket components for each quarter in the period from January 1, 2005 through September 15, 2010.  The related graphs set forth the daily closing prices and closing values, as applicable, for each of the basket components in the same period.  The closing prices and closing values, as applicable, for each of the basket components on September 15, 2010 were, (i) in the case of the OSX Index, 188.41 (ii) in the case of the RTY Index, 652.51 and (iii) in the case of the FXI Shares, $41.79.  We obtained the information in the tables and graphs below from Bloomberg Financial Markets, without independent verification.  The historical values of the basket components should not be taken as an indication of their future performance, and no assurance can be given as to the basket closing value on the valuation date.

Philadelphia Oil Service SectorSM Index	High ($)	Low ($)	Period End ($)
2005
First Quarter	145.26	118.26	139.31
Second Quarter	149.12	124.96	146.15
Third Quarter	178.64	146.51	175.93
Fourth Quarter	190.92	153.45	182.14
2006
First Quarter	223.54	189.35	208.35
Second Quarter	235.34	185.81	210.38
Third Quarter	213.40	175.79	186.10
Fourth Quarter	215.69	173.36	199.90
2007
First Quarter	217.31	180.30	214.63
Second Quarter	271.58	218.82	263.48
Third Quarter	300.77	243.03	295.08
Fourth Quarter	310.76	271.30	301.61
2008
First Quarter	312.20	248.85	281.28
Second Quarter	359.61	286.42	354.15
Third Quarter	356.76	224.59	236.42
Fourth Quarter	226.10	104.14	121.39
2009
First Quarter	142.18	108.44	123.97
Second Quarter	188.72	125.41	159.66
Third Quarter	198.29	145.64	192.56
Fourth Quarter	211.25	181.07	194.92
2010
First Quarter	216.61	187.98	205.97
Second Quarter	228.22	159.12	164.13
Third Quarter (through September 15, 2010)	190.48	165.02	188.41

Philadelphia Oil Service SectorSM Index January 1, 2005 to September 15, 2010

September 2010	Page 18

Buffered PLUS Based on a Basket of Indices and an Exchange-Traded Fund due November   , 2011
Buffered Performance Leveraged Upside SecuritiesSM

Russell 2000® Index	High ($)	Low ($)	Period End ($)
2005
First Quarter	644.95	604.53	615.07
Second Quarter	644.19	575.02	639.66
Third Quarter	688.51	643.04	667.80
Fourth Quarter	690.57	621.57	673.22
2006
First Quarter	765.14	684.05	765.14
Second Quarter	781.83	672.72	724.67
Third Quarter	734.48	671.94	725.59
Fourth Quarter	797.73	718.35	787.66
2007
First Quarter	829.44	760.06	800.71
Second Quarter	855.09	803.22	833.70
Third Quarter	855.77	751.54	805.45
Fourth Quarter	845.72	735.07	766.03
2008
First Quarter	753.55	643.97	687.97
Second Quarter	763.27	686.07	689.66
Third Quarter	754.38	657.72	679.58
Fourth Quarter	671.59	385.31	499.45
2009
First Quarter	514.71	343.26	422.75
Second Quarter	531.68	429.16	508.28
Third Quarter	620.69	479.27	604.28
Fourth Quarter	634.07	562.40	625.39
2010
First Quarter	690.30	586.49	678.64
Second Quarter	741.92	609.49	609.49
Third Quarter (through September 15, 2010)	665.22	590.03	652.51

Russell 2000® Index January 1, 2005 to September 15, 2010

September 2010	Page 19

Buffered PLUS Based on a Basket of Indices and an Exchange-Traded Fund due November   , 2011
Buffered Performance Leveraged Upside SecuritiesSM

iShares® FTSE/Xinhua China 25 Index Fund (CUSIP 464287184)	High	Low	Period End
2005
First Quarter	19.30	17.33	18.22
Second Quarter	19.07	17.66	19.05
Third Quarter	21.96	18.89	21.39
Fourth Quarter	21.50	18.90	20.51
2006
First Quarter	24.85	20.99	24.71
Second Quarter	27.92	21.97	25.57
Third Quarter	27.34	24.47	27.05
Fourth Quarter	37.37	27.10	37.10
2007
First Quarter	38.85	30.50	34.15
Second Quarter	43.31	34.92	42.91
Third Quarter	60.67	39.96	60.16
Fourth Quarter	72.91	53.75	56.82
2008
First Quarter	59.25	41.14	45.05
Second Quarter	54.58	43.13	43.83
Third Quarter	47.20	30.88	34.47
Fourth Quarter	34.35	19.36	29.18
2009
First Quarter	31.58	22.80	28.52
Second Quarter	40.12	29.23	38.37
Third Quarter	43.78	36.51	40.94
Fourth Quarter	46.35	39.48	42.27
2010
First Quarter	44.56	37.17	42.10
Second Quarter	44.59	37.01	39.13
Third Quarter (through September 15, 2010)	42.42	38.73	41.79

Shares of the iShares® FTSE/Xinhua China 25 Index Fund January 1, 2005 to September 15, 2010

September 2010	Page 20